UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 30, 2012

The Finish Line, Inc.
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana		46235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  317-899-1022

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2012, The Finish Line, Inc. (the “Company”) and certain of its wholly-owned subsidiaries, The Finish Line USA, Inc., The Finish Line Distribution, Inc., Finish Line Transportation Co., Inc., and Spike's Holding, LLC (each a “Subsidiary Borrower” and collectively, the “Subsidiary Borrowers”) entered into an unsecured $100,000,000 Amended and Restated Revolving Credit Facility Credit Agreement (the “Amended Credit Agreement”) by and among the Company, the Subsidiary Borrowers, the Guarantor (defined below), and certain Lenders named therein, which expires on November 30, 2017.  The Amended Credit Agreement provides that, under certain circumstances, the Company may increase the maximum amount of the credit facility in an aggregate principal amount not to exceed $200,000,000.  The Amended Credit Agreement will be used by the Company, among other things, to issue letters of credit, support working capital needs, fund capital expenditures, and for other general corporate purposes.

The Amended Credit Agreement and related loan documents replace the Company’s prior revolving credit facility dated as of February 18, 2010 and related loan documents, in each case as amended from time to time (collectively, the “Prior Credit Agreement”).  All commitments under the Prior Credit Agreement were terminated effective November 30, 2012.  No advances were outstanding under the Prior Credit Agreement as of November 30, 2012.

No advances were borrowed under the Amended Credit Agreement on November 30, 2012.  The Company’s ability to borrow monies in the future under the Amended Credit Agreement is subject to certain conditions, including compliance with certain covenants and making certain representations and warranties.  Amounts outstanding under the Amended Credit Agreement may be prepaid at the option of the Company without premium or penalty, subject to customary breakage fees in connection with the prepayment of a LIBOR Rate loan.

Pursuant to an Amended and Restated Continuing Agreement of Guaranty and Suretyship – Subsidiaries (“Guaranty”), The Finish Line MA, Inc., a wholly-owned subsidiary of the Company (the “Guarantor”), has guaranteed the obligations of the Company and the Subsidiary Borrowers under the Amended Credit Agreement and related loan documents.

The foregoing descriptions of the Amended Credit Agreement and the Guaranty are qualified in their entirety by reference to such agreements, copies of which are filed herewith as Exhibits 99.1 and 99.2, respectively.

Item 1.02 Termination of a Material Definitive Agreement

The information included in Item 1.01 above with respect to the Prior Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1  Amended and Restated Revolving Credit Facility Credit Agreement, dated as of November 30, 2012, by and among The Finish Line, Inc., The Finish Line USA, Inc., The Finish Line Distribution, Inc., Finish Line Transportation Co., Inc., and Spike's Holding, LLC, as Borrowers, The Finish Line MA, Inc., as Guarantor, certain Lenders named therein, Bank of America, N.A., as Syndication Agent, and PNC Bank, National Association, as Administrative Agent, Lead Arranger, and Sole Book Runner

99.2 Amended and Restated Continuing Agreement of Guaranty and Suretyship – Subsidiaries, dated as of November 30, 2012, by The Finish Line MA, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

December 6, 2012	By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Executive Vice President, Chief Financial Officer